Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
OF INSPRO TECHNOLOGIES CORPORATION REQUIRED
BY RULE 13a-14(b) UNDER THE EXCHANGE ACT

      In connection with the Quarterly Report of InsPro Technologies Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony R. Verdi, Chief Executive Officer of the Company, certify that, based on my knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of  operations of the Company.

November 14, 2013

/s/ ANTHONY R. VERDI
Anthony R. Verdi
Chief Executive Officer and Chief Financial Officer